Exhibit 10.28

OFFICE BUILDING LEASE AGREEMENT

3445 NORTH CAUSEWAY BOULEVARD OFFICE BUILDING

LANDLORD:    3445 North Causeway Limited Liability Company

TENANT:     YP WEB PARTNERS, LLC

DATED: May 21, 2004

TABLE OF CONTENTS

Sections	Description

1.	Definitions and Basic Provisions	1

2.	Lease Grant	3

3.	Rent	4

4.	Increases in Base Rent	6

5.	Landlord’s Obligations	7

6.	Reimbursement for Operating Costs	9

7.	Permitted Use	12

8.	Tenant’s Repairs and Alterations	13

9.	Subletting and Assigning	14

10.	Indemnity	16

11.	Subordination and Mortgagee’s Right to Cure Landlord’s Defaults	16

12.	Rules and Regulations	17

13.	Inspection	17

14.	Condemnation	17

15.	Casualty	17

16.	Holding Over	18

17.	Taxes on Tenant’s Property	18

18.	Events of Default	18

19.	Remedies	19

20.	Attorneys’ Fees	21

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21.	Security Interest	21

22.	Liens	21

23.	Waiver of Subrogation	21

24.	Tenant’s Insurance	21

25.	Brokerage	23

26.	Building Name	23

27.	Estoppel Certificates	23

28.	Notices	23

29.	Force Majeure	24

30.	Severability	24

31.	Amendments; Binding Effect	24

32.	Quiet Enjoyment	24

33.	Gender	25

34.	Joint and Several Liability	25

35.	Captions	25

36.	Exhibits and Attachments	25

37.	No Joint Venture	25

38.	Time of the Essence	25

39.	Evidence of Authority	25

40.	Governing Law	25

41.	Entire Agreement	25

42.	Exculpation	25

43.	Covenants are Independent	26

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44.	Right to Relocate	26

45	Hazardous Materials	26

46.	Waiver of Trial by Jury	28

47.	Parking	29

48.	Interpretation	29

49.	No Recordation of Lease	29

50.	Special Provisions	29

EXHIBIT “A”	Legal Description of Property

EXHIBIT “A-1”	Outline of Premises

EXHIBIT “B”	Special Provisions

EXHIBIT “C”	Memorandum Confirming Term

EXHIBIT “D”	Rules and Regulations

EXHIBIT “E”	Work Letter

EXHIBIT “F”	Form of In Solido Obligation and Guaranty of Lease

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OFFICE BUILDING LEASE AGREEMENT

This Office Building Lease Agreement (the “Lease”) is entered into as of the 21st day of May 2004, by and between 3445 North Causeway Limited Liability Company (“Landlord”), and YP Web Partners, LLC.

WITNESSETH:

1.                                       Definitions and Basic Provisions.  Certain definitions and provisions (the “Basic Lease Information”) of this Lease are:

1.1	Lease Date:	May 21, 2004

1.2	Tenant:	YP Web Partners, LLC

1.3	Tenant’s Address:	3445 N, Causeway Boulevard Suite 401 Metairie, Louisiana 70002

	Contact:	Donald F. Jones
	Telephone:	504.297.2400

1.4	Landlord:	3445 North Causeway Limited Liability Company

1.5	Landlord’s Address:	3445 Causeway Boulevard, Suite 637 Metairie, Louisiana 70002 Attention: Property Manager

1.8

Premises:   Suite No. 401 in the office building located at 3445 N, Causeway Boulevard (the “Building”), known as “3445 N. Causeway Boulevard Office Building”. The Building and the land upon which it is situated, which land is more particularly described in Exhibit “A” and Exhibit “A-l attached hereto and incorporated herein by reference, are herein sometimes collectively called the “Project”.

1.7                       Lease Term:    The period commencing on June 1, 2004, (the commencement date”), expiring on May 31, 2010 (“the expiration date”). If the Commencement Date is a date other than the first day of a month, the Lease Term shall consist of said number of months in addition to the remainder of the month in which the Commencement Date occurs.

1.8                       Base Rent:

June 1, 2004 – May 31, 2006:	$5,279.17 per month based upon $14.00 per rentable square foot, calculated on rentable square feet, plus applicable accrued escalations.

June 1, 2006 – May 31, 2007	$6,033.33 per month based upon $16.00 per rentable square foot, calculated on rentable square feet, plus applicable accrued escalations

June 1, 2007 – May 31, 2010	$6,401.42 per month based upon $17.00 per rentable square foot, calculated on rentable square feet, plus applicable accrued escalations

1.9 Security Deposit:	$6,906.50

1.10                 Tenant’s Share: the percentage that expresses the ratio between the number of rentable square feet comprising the Premises (4,525), and the number of rentable square feet of the Building (127,859), which, for the purposes of the Lease, shall be .035391.  Should the actual rentable square footage within the Premises be more or less than that herein stated as a result of variations resulting from actual construction and preparation of the Premises for occupancy, said rentable square footage, related Base Rent (as hereinafter defined) and Tenant’s Share shall be adjusted accordingly by an amendment to this Lease executed by Landlord and Tenant.  [In determining the number of rentable square feet comprising the Premises, the number of usable square feet therein was multiplied by 1.15.]

1.11                 Permitted Use: General office purposes.

1.12                 Lease Year:  The period of twelve (12) months or less commencing with the Commencement Date and ending at midnight on the following December 31, each successive period of twelve (12) months thereafter during the Lease Term, and the final period of twelve (12) months or less commencing on January 1 of the year in which the Lease Term expires.  During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid for such period shall be prorated, based on the actual number of months and the actual number of days of any partial month assuming each month to have thirty (30) days.

2.                                       Lease Grant.

2.1                       In consideration of the Rent (as hereinafter defined) to be paid and the other covenants and agreements to be performed by Tenant, Landlord does hereby lease, demise and let unto Tenant the Premises, shown on the plan attached hereto as Exhibit “A-l” and incorporated herein by reference, commencing on the Commencement Date and ending on the last day of the Lease Term, unless sooner terminated as herein provided.  No easement for light, air or view is granted, given or implied herein.

~~2.2                       If this Lease is executed before the Premises become vacant, or otherwise available-for occupancy, or if any tenant-or occupant of the Premises holds over, and Landlord cannot acquire possession of the-Premises-prior to the Commencement Date, or if-Landlord, for any reason whatsoever, cannot deliver possession of the Premises to-Tenant,- with the to be installed-or constructed pursuant to the Work Letter Agreement attached hereto as Exhibit “E” and incorporated-herein by reference (the “Work Letter”), substantially complete,-on the scheduled Commencement Date, this Lease-shall not be void or voidable, nor shall-Landlord-be liable to Tenant for any loss or-damage-resulting therefrom, and Tenant shall accept-possession of the Premises when-Landlord-is-able-to tender the same.  If Landlord shall be delayed-in substantially completing the Premises-as a-result of (i) Tenant’s request for materials other than Landlord’s standard, or (ii) Tenant’s-changes in the approved plans, or-(iii) delays in performance of work by a person,-firm or corporation employed by-Tenant (collectively; “Tenant’s Delay”), the scheduled Commencement Date shall not fee-postponed, and the Lease Term and Tenant’s obligation to pay Base Rent-and Additional Rent (as hereinafter-defined) shall commence as of-the-scheduled-Commencement-Date.  The taking of possession of all or any portion of the-Premises shall be deemed proof that Tenant has accepted the same as suitable for the purposes-herein-intended and-has acknowledged that-the-same comply with-Landlord’s obligations, subject only to a punch list of items to be-completed, to be generated by the architect or space planner-engaged under Exhibit “E” to this Lease immediately prior to the time Tenant takes occupancy-of-the-Premises.  Within-ten (10) days after request of Landlord, if Landlord makes such a request, Tenant shall give-Landlord a document-confirming the-Commencement~~

~~Date, and certifying that Tenant-has accepted delivery of the Premises and that the condition of the Premises-complies with Landlord’s obligations hereunder.  Such document shall be in the form attached hereto as Exhibit “C” and incorporated herein-by reference. Tenant’s failure to execute and return said document within the aforesaid ten (10) -day period shall constitute an acceptance-of the document as delivered by Landlord.~~

2.2                                 If this Lease is executed before the Premises become vacant, or otherwise available for occupancy, or if any tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the Commencement Date, Landlord shall not be in default hereunder, and Tenant shall accept possession of the Premises when Landlord is able to tender the same, such date shall be deemed to have accepted the same as suitable for the purposes herein intended and to have acknowledged that the same comply with Landlord’s obligations.  Within ten (10) days after request of Landlord, Tenant shall give Landlord a document confirming the Commencement Date, and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord’s obligations hereunder. Such document shall be in the form attached hereto as Exhibit “B”, by this reference incorporated herein.

3.                                       Rent.

3.1                                 Tenant agrees to pay to Landlord in advance on or before the first day of each month the Base Rent, subject to adjustment as hereinafter provided, without deduction or set off, for each month of the entire Lease Term. One such monthly installment together with the Security Deposit shall be due and payable by Tenant to Landlord upon execution of this lease, and a like Each monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date during the Lease Term.  Base Rent for any period of less than a full month shall be prorated, based on one thirtieth (1/30) of the current Base Rent for each day of the partial month this Lease is in effect.

3.2                                 In addition to and along with the monthly installments of Base Rent pursuant to Subsection 3.1 hereof, Tenant shall pay to Landlord an amount equal to the sum of all taxes on Rent, directly or indirectly imposed by any government entity (the “Rent Tax”) as Additional Rent.

3.3                                  If any installment of the Base Rent, or any other sums owed by Tenant to Landlord under this Lease, is not received within five (5) days after the due date thereof, without implying Landlord’s consent to such late payment, or if Landlord pays a sum on behalf of or for Tenant (which Landlord may do in Landlord’s sole and absolute discretion), and Landlord is not repaid such sum within ten (10) days after demand therefore is made, Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Base Rent or such other sum owed, a late payment charge equal to ten percent (10%) of the installment of the Base Rent or such other sums owned.  Said late payment charge shall constitute liquidated damages and shall be for the purpose of reimbursing Landlord for additional costs and expenses which Landlord expects to incur in connection with the handling and processing of late installment payments of the Base Rent and such other sums owed by Tenant to Landlord hereunder.  If there is a late payment by Tenant, the damages resulting to Landlord will be difficult to ascertain precisely, and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages and does not constitute interest.  Notwithstanding the foregoing, such late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to this Lease.  If any check delivered to Landlord by Tenant in payment of Base Rent or Additional Rent is not honored by the financial institution upon which such check was drawn and is returned to Landlord for any reason whatsoever, Landlord may impose, as Additional Rent, a returned check service charge of $15.00 or five percent (5%) of the amount of such returned check, whichever is greater, each time a check is not honored and returned to Landlord.  Such returned check service charge shall be in addition to and not in lieu of any late payment charge.  If any two (2) checks delivered to Landlord by Tenant during the Lease Term in payment of Base Rent or Additional Rent are not honored by the financial institution upon which such checks were drawn are returned to Landlord for any reason whatsoever, Landlord may require, upon written notice to Tenant, that any and all subsequent payments of Base Rent or Additional Rent be made by either cash, money order or cashier’s check for the balance of the Lease Term.

3.4                                 The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease. Such deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damages in a default by Tenant.  No interest or other such return shall be paid on said Security Deposit.  Upon any event of default by Tenant, Landlord may (but shall not be obligated to), without prejudice to any other remedy, use the Security Deposit to the extent necessary to fund any arrearage of Rent and any other damage, injury, expense or liability caused to Landlord by such event of default.  Following such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied to restore the Security Deposit to its original amount.  If there is not then an event of default, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease.  If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.  The Security Deposit may be co-mingled or combined with other accounts or funds of Landlord.

3.5                                 All sums other than Base Rent payable by Tenant to Landlord under this Lease shall constitute “Additional Rent”.  Base Rent and Additional Rent are herein referred to collectively as “Rent”. All Rent due hereunder shall bear interest from the due date until paid in full at a rate equal to the lesser of:  (a) the prime interest rate in effect from day to day at NationsBank of Georgia, N.A., plus three (3) percentage points; or (b) the maximum legal rate allowed by law (the “Default Rate”). If more than the maximum legal rate of interest should ever be collected with regard to any sum due hereunder, said excess amount shall be credited against future payments of Rent accruing thereafter.  If no such further Rent accrues hereunder, said excess sums shall be promptly refunded by Landlord to Tenant upon demand by Tenant.

3.6                                 No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction.  Landlord may accept such check of payment without prejudice to Landlord’s right to recover the balance or to pursue any other remedy.

~~4.                                       Increases in Base Rent.~~

~~4.1                                 -The Base Rent payable under-Section 3.1 hereof is based upon-the Revised Consumer Price Index for the United States, All Urban-Consumers:  All items (1982 1984 = 100) (“Consumer Price Index”) published by the Bureau of Labor Statistics, United-States Department-of-Labor.  The base index (“Base Index”)-for-this Lease is hereby stipulated-to-be the Consumer Price Index for the month in which the Lease-Term commences, or if no such index is published-for said month, then the Base-Index shall-be the Consumer-Price Index-for the month which is nearest, but-prior to, the Commencement Date. — On each anniversary of the Commencement-Date during the-Lease-Term, the Base-Rent shall be adjusted so that it-shall-be equal-to the product-of (a) a fraction, the numerator-of-which is the Consumer Price Index-for the month in question,-and the denominator of which is the Base Index, multiplied by (b) the Base Rent specified-in Section 1.8 hereof prior-to-any adjustment provided; however, the Base Rent shall not be less than the amount-of-Base-Rent-due on the immediately prior anniversary of the Commencement Date (or the Commencement Date itself, -if applicable). — If the index for any anniversary in question is not published as of the effective date of adjustment,-then Tenant shall continue to pay the existing Base Rent-due from Tenant until the index necessary to perform the calculations described herein is published and Landlord is able to calculate the revised amount of Base Rent due from Tenant, or, in the-alternative, at Landlord’s-option,-Landlord-shall provide such comparable-period for adjustment-purposes, using the Consumer Price Index which is nearest, but prior to, the adjustment date in-question and the Commencement Date.  Upon the submission of such calculation-from Landlord, Tenant-shall thereafter pay the adjusted Base Rent.  Tenant shall-also-pay within thirty-(30) days after such calculation the-difference between what- Tenant has paid in Base Rent for the year in question and what Tenant would have paid, had the-adjustment in-question been made and Base Rent at the adjusted rate paid-as-of January 1 of said year.~~

~~4.2                                 If the Consumer Price -Index as now published-shall-be revised or cease to be compiled and published-during-the Lease-Term,-then the Bureau of Labor-Statistics shall be requested to furnish a statement converting-the Base Index to a figure that would be-comparable to another index published by the Bureau of Labor-Statistics and such other index shall be-used-in~~

~~computing the adjustment in Rent provided herein.  Should the parties not be able to secure such appropriate-conversion or adjustment, they-shall-agree on some-other index serving the same purpose to adjust the Rent-as provided herein.~~

5.                                       Landlord’s Obligations.

5.1                                 Subject to the limitations hereinafter set forth, Landlord shall furnish Tenant while occupying the Premises and while Tenant is not in default under this Lease facilities to provide (a) water at those points of supply provided for general use of tenants of the Building, (b) heat and air conditioning in season, from 7:00 a.m. to 6:00 p.m.  Monday through Friday and from 7:00 a.m. to 1:00 p.m. on Saturdays, except for holidays, at temperatures and amounts reasonably considered by Landlord to be standard such service at night and on Saturday afternoons, Sundays and holidays to be furnished only at the written request of Tenant, who shall pay upon demand Landlord’s customary charges for such services; (c) janitorial services to the Premises on weekdays other than holidays (such janitorial service shall not include cleaning or polishing of furniture, the shampooing of carpets or rugs, or any personal service) and window washing as may, in Landlord’s judgment, be reasonably required, and (d) subject to Section 5.6 hereof, elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of elevators to be in operation at times other than during customary business hours for the Building and on holidays.  Landlord also agrees to maintain the public and common areas (the “Common Facilities”) of the Building, such as lobbies, stairs, corridors and rest rooms, in reasonably good order and condition, except for damage caused by Tenant, or its employees, agents or invitees.  If Tenant desires services specified in this Section at any time other than times herein designated, such service shall be supplied to Tenant only at the request of Tenant delivered to Landlord before 3:00 p.m. on the date which is two (2) business days preceding such extra usage.  Tenant shall pay to Landlord as Additional Rent the cost of such service upon receipt of a bill therefore.

5.2                                 Landlord shall provide standard electric lighting and current for Tenant’s use of the Premises and shall make available electric lighting and current for the common areas of the Building, in the manner and to the extent deemed by Landlord to be standard.  If Tenant’s use of electric current (a) exceeds 110 volt power, or (b) exceed that required for routine lighting and operation of general office machines (such as typewriters, dictating equipment, desk model adding machines and the like) which use 110 volt electrical power, then the Tenant shall pay on demand the cost (as determined by Landlord) of any such excess.  Without Landlord’s prior consent, Tenant shall not install any data processing or computer equipment in the Premises or any other equipment which it shall require for its use other than the normal electrical current or other utility service.  Whenever heat generating machines or equipment (other than general office machines described above) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord shall have the right to install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof (as determined by Landlord), including without limitation, the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord on demand.  The rate charged by Landlord shall not exceed the rate prevailing for Tenant as a user as established by the applicable rate classification published from time to time by the local electric power company or other utility supplier.  The obligation of the Landlord to make available such utilities shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service.  Tenant will be billed monthly for such additional utility service and all such charges shall be considered due upon delivery of such bill and be deemed Additional Rent due from Tenant.

5.3                                 Landlord shall not be liable or responsible to Tenant for loss, damages or expense Tenant sustains or incurs if either the quantity or character of any utility service is changed or is no longer available or is no longer suitable for Tenant’s requirements.  Tenant covenants and agrees that its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations.  Any riser or risers or wiring required or necessary to meet Tenant’s excess electrical requirements upon written request of Tenant will be installed by Landlord at the sole cost and expense of Tenant (if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants.  At any time when Landlord is making such additional utility service available to the Premises, Landlord may, at its option, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue the availability of such additional utility service.  If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with the public utility supplying the utilities to the Premises with respect to obtaining such additional utility service to the Premises, but Tenant will contract directly with such public utility for the supplying of such additional utility service to the Premises).

5.4                                 Failure to any extent to make available, or any slow-down, stoppage or interruption of, these defined services resulting from any cause (including, but not limited to, Landlord’s compliance with (a) any voluntary or similar governmental or business guideline now or hereafter published or (b) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable for damages to person, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.  If any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages for any reasonable interruptions in service occasioned thereby or resulting there from.

5.5                                 Tenant’s obligations to pay Additional Rent pursuant to this Article 5 shall continue to the actual date of expiration or termination of this Lease.  If Landlord terminates this Lease without waiving Landlord’s right to seek damages against Tenant, Tenant’s obligation to pay any and all Additional Rent pursuant to this Article 5 shall not terminate as a result thereof.

5.6                                 Landlord may at any time remodel or alter the Building or the Project, or change the location of any entrance thereto, or any other portion thereof not occupied by Tenant, and the same shall not constitute a constructive, actual, total or partial eviction.  Landlord reserves the right to regulate at all times the number of elevators that will be operated in the Building.  Landlord reserves the right to stop the elevators at any time in cases of breakage, repair or replacement of machinery or any emergency or accident.

6.                                       Reimbursement for Operating Costs.

6.1                                 Definitions.  The definitions set forth in this Subsection 6.1 shall be applied whenever any of the following terms are used in this Section 6.

6.1.1                        Operating Costs: shall mean all costs paid by Landlord or its representatives in connection with the ownership, management, maintenance, operation, insuring, repairing, redecorating, cleaning and securing of the Building, as determined by Landlord to be necessary or appropriate, including, without limitation, all of the following costs:

6.1.1.1                      All wages, salaries, commissions and related expenses of all on-site and off-site agents, employees and contractors engaged in the management, operation, maintenance, repair, redecoration, renovation, cleaning, and security of the Building, plus the costs of all management, maintenance, and security offices in the Building.

6.1.1.2                      All supplies and materials used and labor charges incurred in the management, operation, maintenance, repair, redecoration, renovation, cleaning and security of the Building.

6.1.1.3                      All equipment purchased or leased for the performance of Landlord’s obligations hereunder.

6.1.1.4                      All management, maintenance, leaning, security, promotional and other service agreements for the Building and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator and escalator maintenance.

6.1.1.5                      All accounting, legal and engineering fees and expenses, including, without limitation, the cost of audits by certified public accountants.

6.1.1.6                      All insurance premiums, including, without limitation, fire, casualty, extended coverage, public liability, rent abatement, boiler, and worker’s compensation insurance applicable to the Building, Landlord’s employees and Landlord’s personal property used in connection therewith.

6.1.1.7                      All redecorating and renovation (including painting, wallpapering and floor covering), maintaining and repairing of the Building and Common Areas, structural or of non-structural nature, including, without limitation, the mechanical, electrical, heating, ventilating and air conditioning equipment, landscape maintenance and the replacement of trees and shrubbery.

6.1.1.8                      All removing of trash, rubbish, garbage and other refuse from the Building, as well as removal of ice and snow from the sidewalks, driveways and parking lots.

6.1.1.9                      All amortization of capital improvements, determined in a manner consistent with generally accepted accounting principles, consistently applied, (including accounting, legal, architectural and engineering fees incurred in connection therewith) made to the Building subsequent to the Commencement Date which (i) will improve operating efficiencies or the quality of the Building; (ii) may be required by any law; or (iii) improve or enhance the health of persons in the Building or safety of the Building.

6.1.1.10                All charges for electricity, gas, water, sewer, and other utilities furnished to or services or privileges made available to users of the Building.

6.1.1.11                All ad valorem property taxes covering all real and personal property constituting a part of the Building, including, but not limited to, all general and special assessments of every kind.

6.1.1.12                All other expenses of maintaining, operating, insuring, securing, managing, cleaning, redecorating, renovating or repairing the Building, whether or not any of the foregoing shall be designated “real property tax,” “excise tax,” “business tax” or designated in any other manner, except the Rent Tax.

6.1.2        Notwithstanding any of the foregoing to the contrary, Operating Costs shall not include:

6.1.2.1                      Costs which are directly reimbursed to Landlord by other tenants.

6.1.2.2                      Payments on mortgages or ground leases owed by Landlord.

6.1.2.3                      Costs of leasehold improvements for which Landlord has agreed to pay.

6.1.2.4                      Payment of any return on equity to any owner of the Building.

6.1.2.5                      Costs reimbursed by proceeds of insurance.

6.1.2.6                      Costs of the initial construction of the Building or any depreciation thereof.

6.1.2.7                      Payments of claims, damages or expenses resulting from any willful misconduct of Landlord or any of its authorized representatives.

6.1.2.8                      Costs or roof replacement or structural repairs.

6.1.3                        Tenant’s Share.  Shall mean the percentage that expresses the ratio between the number of rentable square feet comprising the Premises (4,525), and the number of rentable square feet of the Building (127,859), which, for the purposes of the Lease, shall be .035391.

6.2                                 Payment of Operating Costs by Tenant.  In addition to the Base Rent, Tenant agrees to pay as Additional Rent to Landlord Tenant’s Share of estimated Operating Costs in excess of the Operating Costs for the Building for 2004, on a per rentable square foot per annum basis and adjusted as required herein (the “Initial Operating Costs”), which Additional Rent shall be due in twelve (12) equal installments in each Lease Year.  All subsequent payments of Tenant’s Share of Operating Costs shall be due and payable without demand, deduction or set off in advance on or before the first day of each month of the Lease Term.  During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid with respect to such period shall be proportionately adjusted based on that portion of the Lease Year that this Lease is in effect.

6.3                                 Calculation of Operating Costs.  On or before December 15 of each Lease Year, Landlord shall provide Tenant with Landlord’s estimate of Tenant’s Share of estimated Operating Costs for the following Lease Year.  Beginning on the January 1 of each Lease Year the amount of Tenant’s Share of estimated Operating Costs shall be adjusted to the amount set forth in Landlord’s notice.  As promptly as practicable after the end of each Lease Year, Landlord shall compute the actual Operating Costs for the previous Lease Year.  If Tenant’s Share of the actual Operating Costs is greater than the amount Tenant paid to Landlord as

Tenant’s Share of the estimated Operating Costs for the previous Lease Year, Tenant shall, within fifteen (15) days after receipt of notice of Tenant’s Share of actual Operating Costs, pay to Landlord as Additional Rent an amount equal to the difference between Tenant’s Share of actual Operating Costs and Tenant’s Share of estimated Operating Costs.  If Tenant’s Share of the actual Operating Costs for any Lease Year is less than the amount Tenant paid to Landlord as Tenant’s Share of estimated Operating Costs for such Lease Year, such excess amount shall be applied against the installment of Additional Rent next coming due until the same has been fully applied.

6.4                                 Adjustments to Operating Costs.  Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building has been ninety percent (90%) occupied in such calendar year.

6.5                                 Audit Rights.  Within thirty (30) days of its receipt of the operating statement, Tenant at its sole cost and expense shall have the right to review in Landlord’s offices and during normal business hours Landlord’s records of Operating Costs stated in the operating statement.  If within such thirty (30) day period, Tenant does not give written notice stating in detail reasonable objections to such calculations, Tenant shall be deemed to have given approval of such calculations.  Failure to pay such Additional Rent, whether or not under protest, within said thirty (30) day period and failure to cure such default within ten (10) days thereafter shall constitute an event of default hereunder.

7.                                       Permitted Use.  Tenant shall use the Premises only for the Permitted Use.  Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor shall Tenant use, store, or discharge any “Hazardous Material” as defined in Section 45 hereof, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents; and if, by act of Tenant, there is any increase in the rate of insurance on the Building or contents created by Tenant’s acts or conduct, then such acts of Tenant shall be an event of default hereunder and Tenant shall pay to Landlord the amount of such increase on demand.  Acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights provided herein.  Tenant will conduct its business and control its agents, employees and invitees to not create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building.  Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies of bodies having jurisdiction thereof) with reference to the use, condition or occupancy of the Premises as well as the provisions of all recorded documents affecting the Building.  Tenant will not, without the prior consent of Landlord, paint, install lighting or install any signs, window or door lettering or advertising media of any type on or about the Premises.  Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designated to carry or which is allowed by law.  Landlord hereby reserves the right to prescribe the weight and position of all safes or other unusually heavy equipment which must be placed so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, in settings sufficient in Landlord’s judgment to absorb and prevent transmission of vibration, noise and annoyance.  Tenant shall not install or use in the Premises any electrical machinery or appliances which in Landlord’s sole judgment may overload the electrical wiring or equipment capacity in the Premises or the Building.

8.                                       Tenant’s Repairs and Alterations.

8.1                                 Tenant will not deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant’s agents, employees or invitees.  Tenant shall take good care of the Premises and keep them free from waste and nuisance of any kind.  Tenant shall keep the Premises, including all fixtures installed by Tenant, in good condition, and to make all necessary non-structural repairs except those caused by fire, casualty or acts of God covered by Landlord’s insurance policy covering the Building, (if any). The performance by Tenant of its obligations to maintain and make repairs shall be conducted only by contractors and subcontractors consented to by Landlord, and Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord requires in connection with such maintenance and repair.  Tenant shall prohibit any contractor it engages or subcontractor or material suppliers engaged through such contractor from filing any notice or notices of commencement of public record as a part of or in connection with work on the Premises.  Tenant hereby further covenants and agrees to provide Landlord with copies of any notices Tenant receives in connection with such work.

8.2                                 If Tenant fails to make the repairs described above within fifteen (15) days after the occurrence of the damage or injury, Landlord may at its option make such repair, and Tenant shall, upon demand therefore, pay Landlord one hundred ten percent (110%) of the cost thereof.  At the end or other termination of this Lease, Tenant shall deliver the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted; and shall deliver to Landlord all keys to the Premises.

8.3                                 Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord.  All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord’s property on termination or expiration of this Lease and shall remain on the Premises without compensation to Tenant, provided that Landlord, at its option, may by notice to Tenant, require Tenant to remove any such alterations, additions or improvements at Tenant’s cost and restore the Premises to the condition of the Premises at the Commencement Date, normal wear and tear excepted.  All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant elects, and shall be removed if required by Landlord, or if not removed shall, at the option of Landlord, become the property of Landlord.  All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the structure of the Building or the plumbing, electrical or other utilities.

8.4                                 There shall be no allowance to Tenant for a diminution of rental value of the Premises and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions, or improvements in or to any portion of the Project or the Premises, or in or to any fixtures or personal property attached thereto or located therein.

9.                                       Subletting and Assigning.

9.1                                 Tenant shall not assign, mortgage or encumber this Lease, nor sublet, suffer or permit the Premises or any part thereof to be used by others, without the prior consent of Landlord, which shall not be unreasonably withheld.  If this Lease is assigned, or if the Premises or any part hereof be sublet or occupied by anyone other than Tenant, without Landlord’s prior consent, Landlord may collect from the assignee, subtenant or occupant, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be a waiver of this covenant, or the acceptance of the assignee, subtenant or tenant, or a release of Tenant from the further performance of its covenants herein contained.  The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord’s consent to any further assignment or subletting.

9.2                                 For the purposes of this Lease, an “assignment” prohibited by this Section 9 shall be deemed to include the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law) of any one or more of the partners thereof, if such withdrawal represents twenty-five (25%) or more of the partners in the partnership as then constituted, or the dissolution of the partnership; or, if Tenant consists of more that one person, a purported assignment, transfer, mortgage of encumbrance (voluntary, involuntary, by operation of law or otherwise) from one thereof to the other or other thereof, or to any third party; or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof, or, the sale of fifty percent (50%) of the value of the assets of Tenant.

9.3                                 Notwithstanding the foregoing, without Landlord’s consent, but upon ten (10) days’ written notice to Landlord, this Lease may be assigned, or the Premises may be sublet, to any corporation which is a parent, subsidiary or affiliate of Tenant.  For the purposes of this Section 9, a “parent” shall mean a corporation which owns not less than one hundred percent (100%) of the outstanding stock of Tenant, a “subsidiary” shall mean any corporation not less than one hundred percent (100%) of whose outstanding stock shall be owned by Tenant, and an “affiliate” shall mean any corporation not less than one hundred percent (100%) of whose outstanding stock shall be owned by Tenant’s parent.

9.4                                 No less than thirty’ (30) days prior to the effective date of a proposed assignment or sublease (other than one made pursuant to Subsection 9.3), Tenant shall offer to reconvey to Landlord, as of said effective date, that portion of the Premises which Tenant is seeking to assign or sublet, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord’s release of Tenant from all future Rent and other obligations under this Lease for the Premises or portion thereof so reconveyed.  Landlord, in its absolute discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer.  If Landlord accepts, the reconveyance shall be evidenced by an agreement acceptable to Landlord in form and substance.  If Landlord fails to accept or reject the offer within the thirty (30) day period, Landlord shall have rejected the offer.

9.5                                 If Landlord rejects or is deemed to have rejected Tenant’s offer of reconveyance and if Landlord gives its consent to any assignment of this Lease or to any sublease, or if Tenant is otherwise permitted to make any assignment or sublease pursuant to this Lease, Tenant shall in consideration therefore, pay to Landlord, as Additional Rent:

9.5.1                        For an assignment, an amount equal to all sums and consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental, or use of Tenant’s Property in excess of the then unamortized value of Tenant’s Property as reflected in Tenant’s federal income tax returns) less the reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such assignment; and

9.5.2                        For a sublease, any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant (including any sums paid for the sale, rental or use of Tenant’s Property in excess of the then unamortized value of Tenant’s Property as reflected in Tenant’s federal income tax returns) that are in excess of the Rent during the term of the sublease with respect to the subleased space, less the reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such subletting.

The sums payable under this Subsection 9.5 shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

9.6                                 Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with said assignment or sublease, including the reasonable costs of Investigating the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

9.7                                 No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of its obligations hereunder.

10.                                 Indemnity.  Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, demands, losses and actions (including attorneys’ fees) for any injury to person or damage to or loss of property on or about the Premises caused in whole or in part by the negligence or misconduct of, or breach of the Lease by Tenant and its employees, subtenants, invitees or by any other person entering the Premises, the Building, or the Project under express or implied invitation of Tenant, or arising out of Tenant’s use of the Premises.  Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by other tenants of the Building or any other matter, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord’s willful misconduct.  Landlord shall not be liable for any loss of Tenant’s business revenue.

11.                                 Subordination and Mortgagee’s Right to Cure Landlord’s Defaults.  This Lease and all rights of Tenant hereunder are subject and subordinate to any deeds to secure debt, mortgages or any other instruments of security, as well as to any ground leases, that now or hereafter cover all or any part of the Building, the land situated beneath the Building or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such instruments.  This provision shall be self-operative and no further instrument shall be required to effect such subordination of this Lease.  Tenant shall, however upon demand execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord may be necessary or proper to confirm or evidence such subordination.  Notwithstanding the generality of the foregoing provisions of this Section, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such instruments to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate.  Tenant further covenants and agrees upon demand by Landlord’s mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such instruments, or sale of the Building pursuant to any such instruments, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease.  The agreement of Tenant to attorn upon demand of Landlord’s mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale.  Tenant shall upon demand at any time or times before or after any such foreclosure sale, execute, acknowledge and deliver to Landlord’s mortgagee any and all instruments and certificates that in the judgment of Landlord’s mortgagee may be necessary or proper to confirm or evidence such attornment.  Tenant hereby irrevocably appoints Landlord’s mortgagee as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

12.                                 Rules and Regulations.  Tenant and Tenant’s agents, employees and invitees will comply with all the rules and regulations of the Building that are attached hereto as Exhibit “D” and incorporated herein by reference.  Landlord in its sole judgment shall have the right to change such rules and regulations or to promulgate other rules and regulations in a manner deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant.  Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

13.                                 Inspection.  Landlord or its officers, agents, and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (b) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

14.                                 Condemnation.  If the Premises, or any part thereof, or if the Building or any portion of the Building, leaving the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date of this Lease, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then the Lease Term shall, at the sole option of Landlord, forthwith cease and terminate.  All compensation awarded for any taking (or sale proceeds to lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant.

15.                                 Casualty.  If the Building is totally destroyed by fire or other casualty or if the Premises or Building is so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, Landlord or Tenant may at its option terminate this Lease, in which event the Rent shall be abated during the unexpired portion of this Lease effective from the date of such damage.  If the Building or the Premises are damaged by fire, tornado or other casualty covered by Landlord’s insurance, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but neither Landlord nor Tenant elects to terminate this Lease, Landlord shall within ninety (90) days after the date of such damage commence to rebuild or repair the Building and/or Premises and proceed with reasonable diligence to restore the Building and/or Premises to not less than substantially the same condition in which it was immediately prior to the casualty, except Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant in the Premises.  There shall be a fair diminution of Rent during the time the Premises are unfit for occupancy.  If any mortgagee under a deed to secure debt, security agreement or mortgage requires the insurance proceeds be applied against the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant; provided, however, that Landlord shall notify Tenant, within thirty (30) days after any such mortgagee gives a notice to Landlord of such election to apply such proceeds against the mortgage debt, of the fact that such mortgagee has done so.  Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

16.                                 Holding Over.  Should Tenant hold over in the Premises after the expiration of the Lease Term, unless otherwise agreed to in writing by Landlord, such holding over shall constitute a tenancy at will, at a daily rental equal to ~~twice~~ 150% the daily Rent payable for the last month of the Lease Term, and Tenant shall pay to Landlord all damages that Landlord may suffer on account of Tenant’s failure to surrender to Landlord possession of the Premises, and Tenant will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of the Premises against Landlord because of Landlord’s delay in delivering possession of the Premises to said succeeding tenant resulting from the holdover by Tenant of the Premises.  The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over.

17.                                 Taxes on Tenant’s Property.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises (herein called “Tenant’s Property”).  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

18.                                 Events of Default.  The following shall be events of default by Tenant under this Lease:

18.1                           Tenant shall fail to pay when due any Rent or other sums payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with the Building).

18.2                           Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with the Building), each provision being of the essence hereof (and thereof); any such breach shall be deemed and construed to be of the very substance of this Lease.  Tenant shall not be in default of this Lease with respect to any non-monetary obligation until Tenant has received any notice from Landlord required under this Lease that a breach of such non-monetary obligation has occurred and Tenant has failed to remedy said breach within the period of time provided in this Lease following receipt of such notice.  Should the non-monetary breach reasonably require more than the specific cure period provided in this Lease, if any, to remedy, then Tenant shall not be in breach provided it has taken steps within such cure period to remedy the breach and continues diligently to do so.

18.3                           Tenant or any guarantor of Tenant’s obligations hereunder shall make an assignment for the benefit of creditors.

18.4                           Any voluntary or involuntary petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations hereunder under any section or chapter of the Federal Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed there under.

18.5                           A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder.

18.6                           Tenant shall desert or vacate the Premises.

18.7                           Any writ of execution, attachment, or garnishment shall be levied against any interest of Tenant in this Lease, the Premises, or any property located in the Premises.

19.                                 Remedies.  If Tenant defaults under this Lease, then without any notice or demand to Tenant whatsoever, Landlord shall have the right (but not any duty) to exercise, on a cumulative basis, any or all of the following remedies:

19.1                           Landlord may continue this Lease in full force and effect, and proceed to collect all Rent when due.

19.2                           Landlord may terminate this Lease by written notice to Tenant.  The termination shall be effective as of the date specified by Landlord in its notice of termination and Tenant waives any and all rights it may have to receive notice to vacate the Premises, the notice to vacate under LSA-C.C.P. art. 4701.  Landlord may thereafter lease the Premises for such price and on such terms as may be immediately obtainable and hold Tenant liable not only for the Rent due and other obligations incurred to the date of termination but also for the excess, if any, of the net amount that would have been realized by Landlord under this Lease after the termination over the net amount realized from the new tenant or tenants after deduction of all costs incurred by Landlord in reletting the Premises and in collecting the rent in connection therewith.

19.3                           Landlord may accelerate and declare immediately due and payable all Rent for the entire unexpired term of this Lease.

19.4                           Landlord may declare immediately due and payable the Rent for any part of the unexpired term of this Leased (including any additional renewal periods for which Tenant shall have become obligated) and thereafter one or more times Landlord may declare immediately due and payable such Rent for any additional part or parts of the unexpired term of this Lease.  Landlord may proceed to effect collection of any such accelerated Rent together with any other Rent and other obligations that may be or become due by the Tenant hereunder.

19.5                           Landlord may cure any default at Tenant’s cost.  If Landlord at any time, by reason of Tenant’s default, pays any sum to cure any default, the sum so paid by Landlord shall be immediately due from Tenant to Landlord on demand, and shall bear interest at the Default Rate from the date paid by Landlord until Landlord shall have been reimbursed by Tenant.  Said sum, together with interest thereon, shall be Additional Rent.

19.6                           Landlord may apply all or part of the Security Deposit, as provided in Section 3.4.

19.7                           Landlord may exercise any or all other rights or remedies available at law or equity, including, without limitation, the right to obtain restraining orders, injunctions and decrees of specific performance.

19.8                           Landlord may obtain an injunction by any court of competent jurisdiction restraining any threatened breach or any continuing breach of any of Tenant’s covenants hereunder.  Any right granted in this Section 19 to Landlord in the event of a default by Tenant hereunder shall apply to any extension or renewal of this Lease.  No act or thing done by Landlord or Landlord’s employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises.  No waiver by Landlord of any default of Tenant hereunder shall be implied from any inaction by Landlord on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.  The receipt by Landlord of Rent with knowledge of the breach of any covenant of Tenant contained in this Lease shall not be deemed a waiver of such breach.  If on the Commencement Date or thereafter during the Lease Term, Tenant shall be in default in the payment of rent to Landlord pursuant to the terms of any other lease(s) with Landlord or with Landlord’s predecessor in interest, Landlord may, at Landlord’s option and without notice to Tenant, add the amount of such arrearages to any monthly installment of Base Rent or Additional Rent payable hereunder and the same shall be payable to Landlord as Additional Rent.

19.9                           In all cases under this Paragraph 19, Landlord shall have the obligation to mitigate its damages, but only to the extent required by state law.

20.                                 Attorneys’ Fees.  If Landlord brings any action under this Lease or consults or places said Lease, or any amount payable by Tenant hereunder, with an attorney concerning or for the enforcement of Landlord’s rights hereunder, Tenant agrees in each and any such case to pay Landlord all costs, including, but not limited to, court costs and attorney’s fees in connection therewith.

21.                                 Security Interest.  Tenant recognizes and acknowledges Landlord’s lessor’s lien and privilege under applicable provisions of Louisiana law, as the same may change, from time to time, and acknowledges and recognizes all of Landlord’s rights and remedies with respect thereto upon any default by Tenant of any provisions under this Lease which may now or hereafter be available to Landlord under Louisiana law.

22.                                 Liens.  Tenant will not permit any lien to be placed upon the Premises, the Building or any improvements thereon during the Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant.  All persons contracting with Tenant for the construction and installation of improvements to or alteration or repair of the Premises and all materialmen, contractors, mechanics and laborers are hereby charged with notice that they must look to Tenant’s interest in the Premises only to secure payment of any bill for work done or materials furnished during the Lease Term.  In the case of the filing of any such lien, Tenant will promptly pay or otherwise discharge the same.  If default in payment or discharge thereof shall continue for twenty (20) days after notice thereto from Landlord to Tenant, Landlord shall have the right at Landlord’s option of paying the same without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much Additional Rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on demand.

23.                                 Waiver of Subrogation.  Each party to this Lease (the “Waiving Party”) hereby waives any cause of action it might have against the other party hereto on account of any loss or damage that is covered by any insurance policy that covers the Premises, Tenant’s fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured, it being understood and agreed that this provision is cumulative of Section 10 hereof.  Tenant shall require its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against Landlord.

24.                                 Tenant’s Insurance.  Tenant shall carry (at its sole expense during the Term):

(i) all-risk property insurance, insuring Tenant’s interest in its improvements to the Premises and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned, leased, held or possessed by Tenant and contained therein~~, such insurance coverage to include.business interruption insurance for one hundred percent (100%) of Tenant’s gross revenues for a period of twelve (12) months.~~  Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler and machinery, flood, glass breakage and sprinkler leakage, and naming Landlord as loss payee as its interest may appear;

(ii) worker’s compensation insurance required by applicable law;

(iii) comprehensive or commercial general liability insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, and covering Tenant’s indemnification obligations imposed by Paragraph 15 of this Lease, the limits of such policy or policies to be in amounts not less than One Million and No/100 Dollars ($1,000,000) in primary liability coverage and ~~Five~~ TWO Million and No/100 Dollars (~~$5,000,000~~ 2,000,000) in excess liability coverage; and

~~(iv) primary automobile liability-insurance with limits of not less than One Million and No/100 Dollars ($1,000,000) per occurrence, covering owned and non-owned vehicles used by Tenant.~~

Landlord retains the right, in its sole discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as inflation, Tenant’s insurance claims history, the advice of Landlord’s insurance advisors and any other relevant factors.  Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other (and, with respect to Tenant’s insurance, against Landlord’s property manager) in connection with any loss or damage insured against.  To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and, with respect to Tenant, against Landlord’s property manager), and agrees to release the other from liability for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party’s carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party’s foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.  All said insurance policies shall be carried with companies licensed to do business in the state in which the Premises are located reasonably satisfactory to Landlord and shall be noncancellable except after thirty (30) days written notice to Landlord.  Each policy shall name Landlord and Landlord’s property management company as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord’s property manager, or other designated person covering the same loss.  Tenant shall deliver duly executed certificates of such insurance to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term.  No insurance policy or policies required to be carried by Tenant will be subject to more than a $10,000.00 deductible limit without Landlord’s prior written consent.  Landlord reserves the right to require Tenant to carry such other insurance (including, without limitation and as applicable, plate glass insurance, automobile liability insurance, builder’s risk insurance and liquor liability insurance) and endorsements in such amounts as Landlord in its sole discretion may deem necessary or appropriate.  If Tenant fails to take out or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand.  If, due to the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefore from Landlord and evidence of such loss.  Landlord makes no representation that the minimum limits of liability specified to be carried by Tenant hereunder are adequate to protect Tenant.

25.                                 Brokerage.  Corporate Realty, Inc. has represented Landlord and Tenant in this transaction.  Corporate Realty, Inc. shall be paid a commission by Landlord in connection with this Lease under a separate agreement dated January 16, 2001.  Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with the brokers specifically identified above, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant, other than with the brokers specifically identified above.  Tenant shall cause the broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving all lien rights with respect to the Building or Project such broker has or might have.

26.                                 Building Name.  Without the prior written consent of Landlord, Tenant shall not use the words “3445 North Causeway Boulevard Office Building” or the name of the Building for any purposes other than as the address of the business to be conducted by Tenant in the Premises.  Landlord reserves the right to change the name or number by which the Building or the Project is designated.

27.                                 Estoppel Certificates.  Tenant shall furnish from time to time when requested by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises, or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such certifications and representations deemed appropriate by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises or any interest of Landlord therein, and Tenant shall, within ten (10) days following receipt of said certificate from Landlord, return a fully executed copy of said certificate to Landlord.  If Tenant fails to return a fully executed copy of such certificate to Landlord within said period, Tenant shall have approved and confirmed all of the provisions contained in such certificate.

28.                                 Notices.  Each provision of this Lease, or of any applicable laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

28.1                           Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Address set forth in Section 1.5 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith, and

28.2                           Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), addressed to the parties hereto at the respective addresses set forth in Article 1 or at such other address as either of said parties shall have theretofore specified by written notice delivered in accordance herewith.

29.                                 Force Majeure.  When a period of time is prescribed for any action to be taken by Landlord, Landlord shall not be liable or responsible for and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

30.                                 Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

31.                                 Amendments; Binding Effect.  This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

32.                                 Quiet Enjoyment.  Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord, subject to the terms and conditions of this Lease.

33.                                 Gender.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

34.                                 Joint and Several Liability.  If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  If there is a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

35.                                 Captions.  The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

36                                    Exhibits and Attachments.  All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof for all intents and purposes.

37.                                 No Joint Venture.  Landlord and Tenant are not and shall not be deemed to be partners or joint venturers with each other.

38.                                 Time of the Essence.  Time is of the essence with regard to each provision of this Lease.

39.                                Evidence of Authority.  If Tenant is other than a natural person, Tenant shall deliver to Landlord such legal documentation as Landlord may request to evidence the authority of those signing this Lease to bind the Tenant.

40.                                Governing Law.  This Lease shall be construed and interpreted in accordance with and governed by the laws of the state in which the Premises are located.

41.                                 Entire Agreement.  This Lease constitutes the entire agreement between the parties, and there is no other agreement between the parties relating in any manner to the Project.

42.                                 Exculpation.  The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord’s interest in the Building.  Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder, and Tenant shall look solely to Landlord’s interest in the Building for the collection of any judgment (or enforcement or any other judicial process)

requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

43.                                 Covenants are Independent.  Each covenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

44.                                 Right to Relocate.  Landlord shall have the unrestricted and unconditional right to relocate Tenant from the Premises to any other office space in the Project.  Landlord shall deliver notice to Tenant of Landlord’s desire to relocate Tenant, together with a proposal for the area to which such Premises shall be relocated.  Should Landlord exercise its right to relocate Tenant under this Section, (i) expenses of said relocation, including, but not limited to, the employment of a professional moving company, relocation of telephone systems, and reprinting of stationary and other pre-printed material in the quantity and quality of existing stock, or of any necessary renovation or alteration, as calculated by Landlord prior to any relocation shall be paid by Landlord, and (ii) following such relocation, the substituted space shall for all purposes thereinafter constitute the Premises and all terms and conditions of this Lease shall apply with full force and effect to the Premises so relocated.  If Tenant has not relocated its premises within thirty (30) days after Landlord notifies Tenant of Landlord’s desire to relocate Tenant, Landlord shall have the right to terminate this Lease by giving notice of such termination to Tenant (the “Termination Notice”).  Such termination shall be effective upon any date selected by Landlord in the Termination Notice that is at least ten (10) days after the Termination Notice.  Tenant hereby further covenants and agrees to promptly execute and deliver to Landlord any lease amendment or other such document appropriate to reflect the changes in the Lease described or contemplated above.

45                                    Hazardous Materials

45.1                           Landlord Studies.  Landlord has heretofore engaged one or more independent contractors to perform limited surveys at the Building to determine if hazardous materials exist on or at the Building (whether one or more, the “Survey”).  The Survey discloses the existence of substances in the Building that may be regulated by applicable environmental laws.  The Survey discloses the existence of substances in the Building that may be regulated by applicable environmental laws.  The scope of visual inspection, testing, and sampling performed in connection with the Survey is set forth in the written report (whether one or more, the “Written Report”) submitted to Landlord by independent contractor(s) performing the Survey.  However, the Tenant is advised that neither extensive testing nor sampling of any portion of the Building was performed in connection with the Survey of the Building.  A copy of each Written Report is on file in the Building Manager’s office and Tenant shall have the right to inspect each such report.  Except as expressly stated in the next following sentence, Landlord makes no representations or warranties whatsoever (express or implied) to Tenant regarding (x) the Survey (including, without limitation, the contents, accuracy and/or scope thereof) or the Written Report or (y) the presence or absence of hazardous or toxic materials or wastes in, at, or under the Premises or the Building.  Landlord is not aware of (i) any written reports or surveys concerning the Building other than the Written Report and the Survey on file with the Building Manager and (ii) any fact that makes the Written Report or Survey inaccurate in any material respect.  Tenant (a) shall not rely on and has not relied on the Survey or the Written Report, the same having been provided for informational purposes only and (b) acknowledges that Tenant has taken such actions as Tenant deems appropriate to fairly evaluate the Premises and has otherwise satisfied itself that the Premises are acceptable and suitable from an environmental perspective.  Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant at any item involving the Premises and shall fully restore all areas and improvements where samples were taken or work was performed and repair all damage resulting from any of the same and shall indemnify and hold Landlord harmless from any against all claims, actions, liabilities, damages, losses, injuries or deaths in connection with or arising out of or from any inspection, testing, sampling or similar or dissimilar activity conducted by or on behalf of Tenant at or in the Premises or the Building for hazardous or toxic materials or wastes.

45.2                           Tenant Studies.  Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as Tenant deems necessary or appropriate, subject to the condition that all such studies and investigations shall be completed prior to the commencement of any tenant finish work to be performed by Landlord.  If Tenant requests that the Landlord commence construction of tenant improvements prior to exercising such right, Tenant shall be deemed to have waived the termination rights set forth below.  If Tenant conducts studies, tests or investigations, Tenant shall restore the Premises and hold Landlord harmless from and indemnify Landlord against all loss, damages and claims resulting from or relating to Tenant’s studies, tests and investigations.  If such study, test investigation or survey evidences hazardous or toxic materials which affect the Premises, Tenant shall have the right to terminate this Lease provided such right shall be exercised, if at all, prior to the commencement of any tenant finish work to be performed by Landlord and within five (5) days after Tenant receives the evidence of hazardous or toxic materials.  If Tenant does not exercise such right prior to commencement of any such tenant finish work and within such five (5) day period, Tenant’s right to terminate this Lease shall be null and void and of no further force or effect.

45.3.                        Tenant Hazardous Materials.  Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion.  For the purpose of this Lease, “Hazardous Material” shall include oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances,” “hazardous wastes,” or “toxic substances” as such terms are defined in the Resource conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act, and in any other law, ordinance, rule, regulation or order promulgated by the federal or state government, or any other governmental entity having jurisdiction over the Office Building Project or the parties to this Lease.  If Tenant breaches the obligations set forth in this paragraph, or if the presence of Hazardous Material in the Premises or at the Office Building Project caused or permitted by Tenant (whether or not Landlord has given it consent to the presence of such Hazardous Material in the Premises) results in contamination of the Premises or any other part of the Office Building, or is contamination of the Office Building by Hazardous Material otherwise occurs for which Tenant is legally liable, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of the Office Building, damages for the loss or restriction of use of rentable or usable space or floor area in or of any amenity of the Office Building, damages arising from any adverse impact on leasing space in the Office Building, sums paid in settlement of claims, and any attorney’s fees, consultants fees and expert fees which arise during or after the term of the Lease as a result of such contamination.  This indemnification of Landlord by Tenant shall survive expiration or termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in, on or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Material caused or permitted by Tenant or is agents, employees, contractors or invitees, results in any contamination of the Office Building, Tenant shall promptly take all action, at is sole expense, as are necessary to return the Office Building to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such action would not potentially have any material adverse long-term or short-term effect on the Office Building.  Tenant shall promptly notify Landlord of any such contamination.

46.                                 Waiver of Trial by Jury.  To the extent permitted by law, it is mutually agreed by and between landlord and tenant that the respective parties hereto shall, and they do hereby, waive trial by jury in any action, proceeding or counterclaim brought between the parties hereto or their successors or assigns on any matters arising out of, or in any way connected with, this lease, the relationship of landlord and tenant, and/or tenant’s use of, or occupancy of, the premises.  Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon non-payment of rent or any other payment required of tenant hereunder.  Except to the extent that the same would be considered a compulsory counterclaim that would be required to be filed in the same proceeding under applicable law.  This waiver is made freely and voluntarily, without duress, and only after each of the parties hereto has had the benefit of advice from legal counsel on the subject.

47.                                 Parking.  Landlord shall provide Tenant with on-site unreserved parking spaces of three (5) spaces per 1,000 rentable square feet within the Premises.  Landlord hereby reserves the right to alter the methods used to control parking, and Landlord may establish such controls and rules and regulations (e.g., parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable and may amend them from time to time in Landlord’s sole discretion.  Without liability, Landlord shall have the right to tow or otherwise remove vehicles parked improperly, vehicles blocking ingress or egress lanes, and vehicles violating parking rules, at the expense of the offending tenant and/or the owner of the vehicle.  Tenant is granted exclusive use of six (6) reserved parking spaces for the term of the lease.  ~~Landlord reserves the right with thirty (30) day notice to charge for reserved spaces, however, in no event shall this charge exceed $35.00 per month for the initial lease term.~~

48.                                 Interpretation.  Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

49.                                 No Recordation of Lease.  Upon execution of this Lease Landlord and Tenant shall execute a Memorandum of Lease, acceptable to Landlord and Tenant, to be recorded in the public records for the parish where the Premises is located, at the Tenant’s expense.  Provided however, that this Lease itself shall not be recorded or placed on public record.

50.                                 Special Provisions.  The special provisions attached hereto as Exhibit “C” and incorporated herein by reference, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

SIGNED, SEALED AND DELIVERED as of the date first above written.

WITNESSES:		TENANT:

/s/ Janice Parmelee		By:	/s/ Donald F. Jones
YB Web Partners, LLC
Print name:	JANICE PARMELEE

		By:	Donald F. Jones, Pres.
(printed name and title)
Print name:

Date

By the execution and delivery of this Lease, Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord’s signature hereon), which Landlord may accept in its sole and absolute discretion.

{Signatures continued on next page}

{Signatures continued from previous page}

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

OWNER:

3445 NORTH CAUSEWAY LIMITED LIABILITY COMPANY

By:	/s/ [ILLEGIBLE]

Name:

Title:

WITNESSES:

Print name:

Print name:

EXHIBIT “A”

LEGAL DESCRIPTION

A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, and advantages thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Jefferson, Harlem Subdivision, Square 28, bounded by North Causeway Boulevard, Melville Dewey Drive, Ridgelake Drive and 14th Street, designated as Lots 1 through 26 inclusive and more fully described as follows:

Beginning at the intersection of the northerly right of way line of 14th Street and the easterly right of way line of North Causeway Boulevard, the point of beginning.  Measure thence from the point of beginning along said easterly line N 01° 23’47” E a distance of 240.00 feet to a point on the southerly right of way line of Melville Dewey Drive (late 13th Street); thence along said southerly line S 88° 36’13” E a distance of 390.00 feet to a point on the westerly right of way line of Ridgelake Drive; thence along said northerly right of way line of 14th Street; thence along said northerly line N 88° 36’13” W a distance of 390.00 feet to a point on the easterly right of way line of North Causeway Boulevard, the point of beginning.

All as more fully shown on a plan of survey by Lawrence G. Boder, R.L.S., Krebs, LaSalle, LeMieux consultants, Inc, dated August 23, 1997.

Suite 401

Exhibit “A-1”

CAUSEWAY BLVD.

EXHIBIT “B”

1.             Special Conditions.

50.1  Expansion.      Tenant shall have an ongoing Right of First Refusal (“ROFR”) on any space that is or becomes vacant on the remainder of the fourth (4th) floor.  The ROFR space shall be made available to Tenant on the same terms and conditions as a bona fide and accepted third party offer.  Tenant shall have five (5) business days for the date it receives notice from the Landlord of any such offer to accept or reject such ROFR space.

50.2  Renewal.         Tenant shall have the Right to Renew the Lease for one (1) additional five (5) year term under the same terms and conditions by providing Landlord with six (6) months prior written notice and agreeing to pay the prevailing market rate at the time of renewal.

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EXHIBIT “C”

Memorandum Confirming Term

THIS MEMORANDUM (“Memorandum”) is made as of May 28, 2004 between 3445 North Causeway Limited Liability Company (“Landlord”) and YP Web Partners, LLC, (“Tenant”), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of May 21, 2004 (the “Lease”) for the premises located at 3445 N. Causeway Boulevard, Metairie, Louisiana 70002 (the “Premises”), and more particularly described in the Lease.  All initial-capitalized terms used in this Memorandum have the meanings ascribed to them in the Lease.

53.           Landlord and Tenant hereby confirm that:

1              The Commencement Date of the Lease Term is June 1, 2004

(a)           The date Rent commences under the Lease is June 1, 2004

(b)           The expiration date of the Lease Term is May 31, 2010

1.             Tenant hereby confirms that:

a.             All commitments, arrangements or understandings made to induce Tenant to enter into the Lease have been satisfied;

b.             All space and improvements have been completed and furnished in accordance with the provisions of the Lease; and

c.             Tenant has accepted and is in full and complete possession of the Premises.

2.             This Memorandum shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

TENANT:

By:	/s/ Donald F. Jones
YP Web Partners, LLC

By:	DONALD F. JONES, Pres.
(printed and title name)

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OWNER:

3445 NORTH CAUSEWAY LIMITED
LIABILITY COMPANY

By:	/s/ [ILLEGIBLE]

Name:

Title:

WITNESSES:

Print name:

Print name:

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EXHIBIT “D”

Attached to and made part of

Lease Agreement dated: May 21, 2004

Landlord:               3445 North Causeway Limited Liability Company.

Tenant:                  YP Web Partners, LLC

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the Project, the parking facilities associated therewith, if any, the land situated beneath the Building and the appurtenances thereto:

1.             No sign, door plaque, directory strip, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees in or on any part of the outside or inside of the Premises, Building, Project or Common Facilities without the prior written consent of Landlord and then only of such color, size, character, style and material, and in such places as shall be approved and designated by Landlord.  In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.  Signs on entrance doors to the Premises and directories shall be placed thereon by a contractor designated by Landlord and shall be paid for by Tenant.

2.             No additional locks or bolts of any kind shall be placed on any door in the building and no changes shall be made to the existing locks or bolts without the prior written consent of Landlord.  Landlord will furnish Tenant with two (2) keys to the entrance doors of the Premises.  Landlord may at all times keep a pass key to the Premises.

3.             Tenant, its officers, agents, agents, servants, employees, patrons, licensees, customers, contractors, visitors, or invitees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, corridors, hallways or stairways of the Building, Project or Common Facilities or place, empty or throw away rubbish, litter, trash or material of any nature in such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

4.             Glass panel doors that reflect or admit into the passageways, or into any place in the Building, shall not be covered or obstructed by Tenant, and Tenant shall not permit, erect

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and/or place solar reflective film, drapes, curtains, blinds, shades, screens, furniture, fixtures, shelving, display cases, tables, lights, signs or advertising devices in front of, or in the proximity of any interior or exterior windows, glass panels or glass doors that provide a view into the interior of the Premises, unless same shall have first been approved in writing by Landlord.

5.             Tenant, its officers, agents, servants, employees, patrons, customers, visitors, invitees and contractors shall park their vehicles only in the area of the parking facilities designated for this purpose by Landlord, if any.  Tenant shall be responsible for notifying their employees of all parking rules and regulations and for employee compliance with the rules and regulations.

6.             Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or materials which requires the use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate.  All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance.  Such prearrangement initiated by Tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern that may prohibit any article, equipment or any other item from being brought into the Building.  Tenant shall assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the Project to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, and act in connection with such service performed for Tenant.  Tenant shall supply certificates of insurance with limits of insurance as designated by Landlord for all contractors or individuals involved in the movement in and out of the building of furniture, office equipment, or any other builder materials or merchandise.

7.             Tenant is cautioned in purchasing furniture and equipment that the size is limited to such as can be placed in the elevator and will pass through the doors to the Premises.  Large pieces should be made in parts and set up in the Premises.  Landlord reserves the right to refuse to allow to be placed in the Building, any furniture or equipment of any description which does not comply with the above conditions.  Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord.  All damages done to the Building by the installation or removal of any property of Tenant, or done by Tenant’s property while in the Building, shall be repaired at the expense of Tenant.  Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after written permission from Landlord.  Persons employed to move such property must be acceptable to Landlord.

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8.             There shall not be used in any space, or in the Common Facilities of the Building, either by Tenant, or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except with rubber tires and side guards.

9.             All contractors and/or technicians performing work for Tenant within the Premises, Building, Project, or Common Facilities, shall be referred to Landlord for approval before performing such work.  This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, gas pipes, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment, or any other physical feature of the Premises, Building, Project or Common Facilities.  None of this work shall be done by Tenant without Landlord’s prior written approval.  Should Tenant require telegraphic, telephone, enunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct.  Electric current shall not be used for power of heating without Landlord’s prior written permission.

10.           Tenant, its officers, agents, servants or employees shall do no painting or decorating in the Premises; or mark, paint or cut into, drive nails or screw into, nor in any way deface any part of the Premises or Building other than to hang artwork, posters, diplomas, etc. without the prior written consent of Landlord.  If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the approval and under the direction of Landlord.

11.           All doors leading to the Premises from any corridors, passage or hallway shall be kept closed at all times, except when someone is actually entering or leaving the Premises.

12.           Tenant, its officers, agents, servants and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all utilities; any damage resulting from failure to do so shall be paid by Tenant.

13.           Tenant, its officers, agents, servants or employees shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

14.           Tenant, its officers, agents, servants or employees shall not permit any equipment or device within the Premises which will impair radio or television broadcasting or reception from or in the Building, Project or Common Facilities.

15.           Tenant, its officers, agents, servants, employees, patrons, licensees, customers, contractors, visitors or invitees shall not bring into the Premises, Project or Common Facilities or keep on the Premises any fish, fowl, reptile, insect or animal of any kind whatsoever without the prior written consent of Landlord.

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16.           Tenant, its officers, agents, servants or employees shall not use the Premises, Building, Project or Common Facilities for housing, lodging or sleeping purposes or for the cooking or preparation of food, without the prior written consent of Landlord.

17.           Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or other machinery of any kind, or carry on any mechanical operation, or bring into the Premises, Building, Project or Common Facilities any inflammable, combustible or explosive fluid, chemical, material or substance or Hazardous Material without the prior written consent of Landlord.

18.           No space in the Building, Project or Common Facilities shall, without the prior written consent of Landlord, be used for manufacturing, public sales, or for the storage of merchandise, or for the sale of merchandise, goods or property of any kind, or auction.

19.           The requirements of Tenant will be attended to only upon application at the office of Landlord.  Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

20.           Plumbing, fixtures and appliances shall be used only for the purpose for which designed, and no sweepings, rubbish, rags, Hazardous Material, or other unsuitable material shall be thrown or placed therein.  Damage resulting to any such fixtures or appliances from misuse by Tenant or Tenant’s agents, employees or invitees, shall be paid by Tenant, and Landlord shall not in any case be responsible therefore.

21.           Tenant shall not permit the Premises to be used as a barber, beauty manicure shop or employment bureau nor shall Tenant engage or pay any employee from the Premises, except those employees actually working for Tenant on the Premises, nor shall Tenant advertise for laborers giving an address of the Premises, Building, Project or Common Facilities without the prior written consent of Landlord.

22.           Tenant shall cooperate with Landlord’s employees in keeping the Premises neat and clean.  Tenant shall not employ any person for the purposes of such cleaning other than the Building’s cleaning and maintenance personnel without Landlord’s consent.  Landlord shall be in no way responsible to Tenant, its agents, employees or invitees for any loss of property from the premises or public areas or for any damages to any property thereon from any cause whatsoever.  The work of Landlord’s janitorial personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant.  The exterior windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding janitorial services.  In this regard, Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

23.           In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same.  In no event

7

shall Tenant set such items in the public hallways or other areas of the Building, Project, or parking facilities, excepting Tenant’s own Premises, for disposal.

24.           Tenant will be responsible for any damage to the Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid, normal wear and tear excepted.

25.           Tenant shall not lay linoleum or other similar floor covering within the Premises, without the prior written consent of Landlord.

26.           Canvassing, soliciting and peddling in the Building, Project and Common Facilities is prohibited and Tenant shall cooperate to prevent the same.  In this respect, Tenant shall promptly report such activities to Landlord.

27.           Tenant, its officers, agents, employees, servants, patrons, customers, contractors, licensees, invitees and visitors shall not solicit business in the Building, Project or Common Facilities, nor distribute any handbills, or other advertising matter, to vehicles parked in the parking facilities.

28.           Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises, Building, Project, or parking facilities, regardless of how or when such loss occur.

29.           No vending machine of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

30.           Neither Tenant, nor any officer, agent, employee, servant, patron, customer, contractor, visitor, licensee or invitee of Tenant, shall go on the roof of the Building, without the written consent of the Landlord.

31.           Tenant shall not install any antenna or aerial wires, radio or television equipment, or any other type of equipment, inside or outside of the Building, without Landlord’s prior written consent and upon such terms and conditions as may be specified by Landlord in each and every instance.

32.           Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building or Project for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building or Project, or use the Building or Project name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without prior express written consent of Landlord in each and every instance.

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33.           Landlord reserves the right to close the Building to the public at 6:00 p.m., Monday through Friday, and at 1:00 p.m. on Saturday, subject however, to Tenant’s rights to admittance under regulations prescribed by Landlord, and to require that persons entering the Building identify themselves and establish their right to enter or to leave the Building.

34.           Access to the Building, or the halls, corridors, elevators or stairways to the Premises, may be refused from 1:00 p.m. Saturday to 6:00 a.m. Monday, on holidays declared by the Federal Government, whenever the Building is not open to the public and during Monday through Friday between the hours 6:00 p.m. and 6:00 a.m., unless the person seeking access has a pass or is properly identified.  Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude hereunder.  Tenant’s officers, agents, servants and employees shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto.  Tenant shall be responsible for all persons for whom Tenant requests such permission, and shall be liable to Landlord for all acts of such persons.  Any person whose presence in the Building, Project or Common Facilities at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interest of the Building or Project or its tenants may be denied access to the Building, Project or Common Facilities or may be ejected therefrom.  In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building, Project or Common Facilities during the continuance of the same, by closing the doors or otherwise, for the safety of the Tenants, and protection of property in the Building, Project and Common Facilities.  Landlord may require any person leaving the Building with any package or other object from the Premises to exhibit a pass from Tenant, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises.  Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises, the Building, the Project or the Common Facilities under the provisions of this rule.

35.           Smoking is prohibited in all areas of the Building except where expressly permitted by Landlord (if any such area is permitted). Landlord reserves the right to relocate or eliminate any such areas where smoking is permitted, at any time.

36.           Any additional services not required under the Lease to be performed by Landlord, which Tenant requests Landlord to perform and which are performed by Landlord, shall be billed to Tenant at Landlord’s cost plus twenty percent (20%).

37.           Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its sole judgment shall from time to time be deemed appropriate for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed.

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38.           Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or a public typist, for the manufacture or sale of liquor, narcotics, dope or tobacco in any form, for the sale or distribution of foodstuffs (except for the sole use and convenience of Tenant and its employees), as a barber, hairdresser or manicure shop, or as an employment bureau.

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EXHIBIT “E”

WORK LETTER AGREEMENT

Attached to and made part of

Lease Agreement dated: May 21, 2004

Landlord:               3445 North Causeway Limited Liability Company.

Tenant:                  YP Web Partners, LLC

WORK LETTER AGREEMENT

This Work Letter Agreement (this “Agreement”) is made and entered into this 21st day of May, 2004, between Landlord and Tenant.  In the event of any inconsistencies between this Agreement and the Office Building Lease Agreement (the “Lease”) dated concurrently herewith to which this Agreement is attached as Exhibit “E”, this Agreement shall control.  Capitalized terms used in this Agreement shall, unless otherwise specifically set forth herein, have the same meanings as in the Lease.

WITNESSETH:

WHEREAS, Landlord and Tenant have executed the Lease on this date and, in connection therewith, are entering into this Agreement for the construction of certain leasehold improvements of and to the Premises referenced in the Lease; and

WHEREAS, all terms capitalized herein but not defined herein shall have the meanings ascribed to them in the Lease; and

WHEREAS, (i) Landlord or its contractor(s) shall do all work referenced herein in accordance with the terms and provisions hereof, and (ii) Tenant shall not do or cause to be done any of such work or interfere in any way with Landlord’s or its contractors’ efforts to do any of such work.

NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable considerations, the receipt, adequacy and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1

SECTION 1

RECITALS

1.01         Landlord and Tenant agree to the recitals set forth above and acknowledge that each of same is true and correct and by this reference is hereby incorporated into this Agreement.

SECTION 2

FINAL WORKING DRAWINGS AND ~~TURNKEY~~ IMPROVEMENTS

2.01         Landlord and Tenant hereby agree that Landlord shall employ a general contractor to perform the build-out of the Premises in accordance with those certain Final Working Drawings ~~(as hereinafter defined) which will be prepared and attached hereto-in accordance with Paragraph 2.02 below (the improvements set forth-in-the Final Working-Drawings are sometimes~~ as defined in Proposal Number D 04-500-2, by EJD Builders dated May 4, 2004 and further outlined in Floor Plans 2A1 prepared by Morton-Verges Architects initialed and approved by Tenant hereinafter called the “~~Turnkey~~ Improvements”); provided, however, Landlord’s obligation to pay the cost of the ~~Turnkey~~ Improvements shall not exceed ten dollars ($10.00) per square foot of net rentable area of the Premises (the “Landlord’s Allowance”) further defined as FORTY FIVE THOUSAND TWO HUNDRED AND TWENTY FIVE DOLLARS ($45,250.00) and such costs in excess of the Landlord’s Allowance shall be deemed to be included within the definition of Tenant’s Non-Standard Work (as hereinafter defined). The Landlord’s Allowance shall be funded in such a manner and to a party Landlord deems appropriate so that the ~~Turnkey~~ Improvements can be completed on a lien-free basis.

2.02         ~~Tenant shall have fourteen (14) days from the date-of this-Lease to provide Landlord with all-necessary-information to enable Landlord and/or Landlord’s space planner to prepare a space plan-for the Premises setting forth the conceptual layout of the Premises.  Landlord’s space planner will prepare the space plan and, within a reasonable time frame, will present it to Tenant for approval.  Tenant shall have three (3) business days from the date Landlord’s space planner submits the space plan to Tenant to approve the same.  If Tenant-does not disapprove the-space plan within such three (3) day period,- Tenant-shall be deemed to have approved same.  Upon approval, the space plan will be attached to the-Lease and will form the basis for completion of the Final Working Drawings.-If-disapproved by Tenant, Landlord and Landlord’s-space planner will revise the space plan in an attempt to reflect the comments of the Tenant; provided, however, that such changes will not require the expenditure of-additional funds to-complete the Turnkey-Improvements.  Landlord will-require Tenant’s approval of the revised space plan within three (3) business days of submittal of such revisions to Tenant.  If Tenant does not disapprove the space plan within such three (3) day period, Tenant shall be deemed to have~~

2

~~approved same.  In all events, the space planning process should be completed within twenty (20) days after the date Tenant is first presented with said space plan, and if-no specific space plan has been agreed to on said date, then the Commencement Date shall not be delayed because said space plan has not been agreed to or by any subsequent revisions-to the space plan, and the Commencement Date shall be as specified in Section 1.07 of the Lease, notwithstanding when the space plan is ultimately agreed upon or the Completion Date is achieved, The cost of producing the space plan and one revision thereof, if necessary, shall be borne by Landlord.  Subsequent space planning and the cost of producing all additional plans, specifications and cost estimates as may be required in this Agreement shall be paid by Tenant.~~

~~2.03         Not later than five (5) days after the date that Tenant approves the space plan, Tenant shall provide Landlord with all necessary information to prepare a budget setting forth the cost of all of the work set forth in the space plans (such-plans and budgets are herein sometimes called the “Final Working Drawings”).  The Final Working Drawings shall be sufficiently detailed and in a form suitable for obtaining all necessary permits from any applicable governmental authority to commence construction of the Turnkey Improvements.~~

SECTION 3

TENANT’S NON-STANDARD WORK

3.01         Tenant may request that Landlord make, or cause to be made, at Tenant’s cost and expense improvements to the Premises in addition to or different from the ~~Turnkey~~ Improvements (hereinafter “Tenant’s Non-Standard Work”).  Landlord may deny its consent to such request in Landlord’s sole discretion.

3.02         If Landlord approves Tenant’s request for Tenant’s Non-Standard Work, Landlord shall, in accordance with this Agreement, install the Tenant’s Non-Standard Work including, but not limited to, the following:

3.02-1      Qualities of ~~Turnkey~~ Improvements in excess of those provided by Landlord as set forth in Section 2 hereof.

3.02-2      Substitution of materials or change in design from the ~~Turnkey~~ Improvements.

Tenant acknowledges that if Tenant requests Landlord to install Tenant’s Non-Standard Work, such request may cause a delay in completion of the ~~Turnkey~~ Improvements under this Agreement.

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SECTION 4

FINANCIAL

4.01         If Tenant requests Tenant’s Non-Standard Work, Tenant will pay Landlord all costs related to Tenant’s Non-Standard Work, which will include, but not be limited to, the following:

4.01-1      The cost of the professional services (including services of architects, engineers, construction management fees and consultants), if any, required in order to complete Tenant’s Non-Standard Work;

4.01-2      The additional cost, if any, resulting from the use of materials other than those used in the Turnkey Improvements and the cost of installing such materials; and

4.01-3      The cost of any structural changes in the Building.

Whether or not Tenant requests Tenant’s Non-Standard Work, Tenant shall not be entitled to any credits whatsoever for any portion of Landlord’s Allowance not utilized by Tenant.

4.02         Following commencement of construction, Landlord will bill Tenant for the cost of obtaining and installing Tenant’s Non-Standard Work.  Tenant shall pay Landlord the entire amount of each statement within ten (10) days after receipt.

4.03         Any sums payable by Tenant to Landlord under this Agreement which shall not be paid within ten (10) days after billing of Tenant shall bear interest at the rate of fifteen percent (15%) per annum from the date of said initial billing.  If any payments due under this Agreement are not paid within twenty (20) days after receipt of the original billing, such non-payment shall be a default under this Agreement and the Lease and Landlord shall have all remedies available under the Lease in the event of default, including, but not limited to, the stoppage of all work to be performed under this Agreement.  Should Landlord stop work under this Agreement due to a monetary default of Tenant under this Agreement or the Lease, Tenant shall have no right to set-off or abatement of Base Rent or Additional Rent under the Lease and further Tenant shall make no claim against Landlord for any damages whatsoever, actual or consequential, including any claims or damages for holdover rent of a prior tenancy or as a result of a delay in taking occupancy of the Premises under the Lease.

SECTION 5

CONSTRUCTION OF IMPROVEMENTS AND LEASE COMMENCEMENT DATE

5.01         Landlord estimates, but does not warrant, that the Premises will be substantially completed, in accordance with the Final Working Drawings on or before September 1, 2004, (the “Estimated Completion Date”), unless extended by other provisions of this Agreement.

4

5.02         (a)           In the event the Completion Date (as hereinafter defined) should be delayed beyond the Estimated Completion Date for a reason solely and directly attributable to Landlord, then the Commencement Date will be extended one day for each day of such delay.  However, if the Commencement Date is extended by any of the provisions of this Section 5 Landlord shall have no liability to Tenant or any other party for any of Tenant’s holdover rent in a prior tenancy or any other liability whatsoever.

(b)           In the event that the actual Completion Date should occur beyond the Estimated Completion Date due to causes beyond Landlord’s control, including, but not limited to, causes beyond the reasonable control of Landlord, or if such delay includes, but is not solely attributable to, in whole or in part, acts of God, civil strife, riots, strikes, governmental action, shortages of equipment or supplies, then one day shall be added to the Commencement Date for each day of such delay.

5.03         In the event the actual Completion Date should occur beyond the Estimated Completion Date for any reason attributable to Tenant or Tenant’s agents, then no adjustment shall be made to the Commencement Date.

SECTION 6

SUBSTANTIAL COMPLETION AND OCCUPANCY

6.01         The “Completion Date”, as that term is used in this Agreement, will be deemed to be the date that improvements to the Premises, including the ~~Turnkey~~ Improvements and Tenant’s Non-Standard Work, if any, are substantially complete and the Premises is ready for occupancy by Lessee, as reasonably determined by Landlord’s architect or building manager, whichever is applicable.  The completion of any punch-list work as contemplated in Paragraph 2.2 of the Lease shall not delay or otherwise modify the Completion Date.

6.02         In the event that due to delays contemplated hereunder, the Completion Date shall be delayed beyond the Estimated Commencement Date, Landlord shall give to Tenant written notice setting forth the proposed revised Estimated Completion Date and the revised Commencement Date.

6.03         Tenant shall be obligated to ensure that the Premises, once completed, comply with the Americans with Disabilities Act of 1992, as amended from time to time.

5

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

WITNESSES:		TENANT:

/s/ Janice Parmelee		By:	/s/ Donald F. Jones
YP Web Partners, LLC

Print name:	JANICE PARMELEE		Its:	President

		By:	DONALD F. JONES, Pres.
(printed name and title)

Print name:			Its:	President

6

OWNER:

3445 NORTH CAUSEWAY
LIMITED LIABILITY COMPANY

By:	/s/ [ILLEGIBLE]

Name:

Title:

WITNESSES:

Print name:

Print name:

7

EXHIBIT “F”

Attached to and made part of

Lease Agreement dated: May 21, 2004

Landlord:               3445 North Causeway Limited Liability Company.

Tenant: YP Web Partners, LLC

IN SOLIDO OBLIGATION AND GUARANTY OF LEASE

May 27, 2004

FOR TEN AND NO/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by Donald F. Jones (“Guarantor”), and in connection with that certain Lease Agreement (the “Lease”) in that certain building known as “3445 N. Causeway Boulevard Office Building”, by and between 3445 North Causeway Limited Liability Company (as “Landlord”) and YP Web Partners, LLC (as “Tenant”), the undersigned guarantor (“Guarantor”) hereby duly executes and delivers this In Solido Obligation and Guaranty of Lease (the “Guaranty”), makes itself liable in solido with Tenant and covenants and agrees to guaranty, for and on behalf of Landlord and Landlord’s transfers, successors and assigns, the full and complete performance and payment (as applicable) of all of the obligations, liabilities and duties of any nature and kind of Tenant under the Lease (collectively the “Liabilities”).

Guarantor represents and acknowledges that the making of the Lease will be of direct interest, benefit and advantage to Guarantor, and that, without the execution and delivery of this Guaranty, Landlord would not have agreed to enter into said Lease.

The obligations of Guarantor hereunder are independent of the obligations of Tenant, and separate actions for payment, damages or performance may be brought and prosecuted against Guarantor whether or not an action is brought against Tenant or the security for Tenant’s obligations, and whether or not Tenant is joined in any such actions, and whether or not notice is given or demand is made upon Tenant except as expressly provided for within the following paragraph.  This Guaranty expires at midnight on May 31, 2005.

Landlord may, from time to time, with~~out~~ ten (10) days notice to Guarantor, and upon default of tenant, and without affecting, diminishing or releasing the liability of Guarantor (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of the Liabilities, (c) ~~extend or renew for any period (whether or not longer than the original period), alter or exchange any of the Liabilities,~~ (d) release or compromise any liability of any of the parties primarily or secondarily liable on any of the Liabilities, (e) release its security interest, if any, in all or any property securing any of the

Liabilities or any obligation hereunder and permit any substitution or exchange for any such property, (f) resort to Guarantor for payment of any of the Liabilities, or any portion thereof, whether or not Landlord shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any party primarily or secondarily liable on any of the Liabilities, and (g) alter, extend, change, modify, release or cancel any covenant, agreement or provision contained in the Lease.  Any amount received by Landlord from whatever source and applied by it toward the payment of the Liabilities shall be applied in such order of application as Landlord may from time to time elect.

Guarantor waives, except as specifically provided for in the preceding paragraph: (a) notice of the acceptance of this Guaranty, (b) notice of the existence or creation of the Lease or all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notice of whatever, and (d) all diligence on the part of Landlord in collection or protection of, or realization upon, any security for any of the Liabilities or in enforcing any remedy available to it under the Lease.  In no event shall the Guarantor be responsible for my remaining portion of the subject lease subsequent to the midnight May 31, 2005 expiration of this guaranty.  This expiration takes precedence over any provisions contained in this guaranty whether or not in conflict with the language contained within, provided that all obligations under the lease are current as of May 31, 2005.

The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited is hereby authorized, without notice to Guarantor and shall in no way affect or impair this Guaranty.

Landlord may, without notice of any kind, sell, assign or transfer all or any of the Liabilities, and in such event each and every successive assignee, transferee, or holder of all or any of the Liabilities, shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.  Landlord shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of Landlord, as to so much of the Liabilities as it has not sold, assigned, or transferred.

No delay or failure on the part of Landlord in the exercise of any right or remedy shall operate as a waiver thereof and no single or partial exercise by Landlord of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy contained herein.  No action of Landlord permitted hereunder shall in any way impair or affect this Guaranty.  No right or power of Tenant or anyone else to assert any claim or defense as to the invalidity or unenforceability of the Lease or of the Liabilities shall impair or affect the obligations of Guarantor hereunder.  Until all of the Liabilities shall have been paid to Landlord in full, Guarantor shall have no right to subrogation, and until such time Guarantor waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, and waives any benefit of any right to participate in any security now or hereafter held by Landlord.

Until each and every one of the covenants and agreements of this Guaranty are fully performed, Guarantor’s obligations shall not be released, in whole or in part, by any action or thing

2

which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Landlord, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Guarantor or by reason of any further dealings between Tenant, Landlord or any other guarantor.  Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers or any of them; it being the purpose and intent of the parties hereto that the covenants, agreements and all obligations hereunder are absolute, unconditional and irrevocable.

Any notice, demand or request by Landlord, its successors or assigns, to Guarantor “shall be in writing, and shall be deemed to have been duly given or made if either delivered personally to Guarantor or mailed by certified or registered mail, addressed to Guarantor, at the following address: Donald F. Jones, YP Web Partners, LLC, 3445 North Causeway Boulevard, Suite 401, Metairie, Louisiana 70002 and to Landlord at the following address: Corporate Realty, 3445 N. Causeway Boulevard, Suite 637, Metairie, Louisiana, 70002 Attention: Property Manager

Landlord shall be entitled to assign this Guaranty and all of its rights, privileges, interests, and remedies hereunder to any other person, firm, entity, bank or corporation whatsoever without notice to or consent by Guarantor, and such assignee shall be entitled to the benefits of this Guaranty and to exercise all such rights, interests and remedies as fully as Landlord.  This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall bind Guarantor jointly and severally, together with its heirs, representatives, successors and assigns.  If more than one party shall execute this Guaranty, the term “Guarantor” shall mean all parties executing this Guaranty, and all such parties shall be jointly and severally obligated hereunder.

This Guaranty shall be construed in accordance with the laws of the state in which the Premises are located, and such laws shall govern the interpretation, construction and enforcement hereof.  Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Guarantor hereby (a) submits to the nonexclusive jurisdiction of the United States District Court for the District in which the Premises are located and of any state court sitting in the District for the purposes of all legal proceedings arising out of or relating to this Guaranty; and (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.  Notwithstanding anything herein to the contrary, nothing herein to the contrary, nothing herein shall limit the right of Landlord to bring proceedings against Guarantor in the courts of any other jurisdiction.

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To the extent permitted by law, Guarantor expressly waives and relinquishes any and all rights and remedies of surety, including but not limited to, any statutory rights related thereto.

SIGNED, SEALED AND DELIVERED as of the 27 day of May, 2004.
“GUARANTOR”

By:	/s/ Donald F. Jones

Date:	5-27-04

By:

Date:

4

FIRST AMENDMENT OF LEASE

This first Amendment of Lease, made and entered into this 28th day of June, 2004, by and between 3445 NORTH CAUSEWAY LIMITED LIABILITY COMPANY (hereinafter referred to as “Landlord”) and YP WEB PARTNERS, LLC (hereinafter referred to as “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain lease (the “Lease”), dated May 21, 2004, covering certain premises located in the building located at 3445 N. Causeway Boulevard, Metairie, Louisiana known as the 3445 N. Causeway Boulevard Office Building (the “Building”); and

WHEREAS, Landlord and Tenant wish to amend the Lease under the terms and conditions provided herein.  Capitalized terms not otherwise defined herein have the meanings assigned to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, Landlord and Tenant agree as follows:

1.             Premises. Commencing June 1, 2004 and continuing for the remainder of the term of the Lease, the Premises shall be expanded from 4,525 rentable square feet to contain a total of 6,570 rentable square feet (see Exhibit 1-A).

2.             Rent.  The Tenant shall pay Base Rent for the Premises during the term of this Lease as follows:

June 1, 2004 - May 31, 2006:	$7,665.00 per month based upon $14.00 per rentable square feet, calculated on 6,570 rentable square feet, plus applicable accrued escalations.

June 1, 2006 - May 31, 2007:	$8,760.00 per month based upon $16.00 per rentable square feet, calculated on 6,570 rentable square feet, plus applicable accrued escalations.

June 1, 2007 - May 31, 2010:	$9,307.50 per month based upon $17.00 per rentable square feet, calculated on 6,570 rentable square feet, plus applicable accrued escalations.

3.             Security Deposit.  The Security Deposit shall be increased from $6,906.50 to $10,028.00.

4.             Tenant’s Share.  The percentage that expresses the ratio between the number of rentable square feet comprising the Premises (6,570) and the number of rentable square feet of the Building (127,859), which for the purposes of the Lease, shall be .051385.

5.             Tenant Improvements.  Landlord shall provide Tenant with an improvement allowance of ten dollars ($10.00) per rentable square foot of net rentable area of the Premises (the “Landlord’s Allowance) further defines as SIXTY FIVE THOUSAND SEVEN HUNDRED DOLLARS ($65,700.00). This is the total Landlord Allowance due to Tenant.  This is not in addition to the $45,250 Landlord Allowance granted to Tenant in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

LANDLORD:

3445 NORTH CAUSEWAY LIMITED
LIABILITY COMPANY

By:

TENANT:

YP WEB PARTNERS, LLC

By:	/s/ Donald F. Jones

LAKE PONTCHARTRAIN SIDE

400
401

CAUSEWAY BLVD.

WALL CALCULATIONS

DEMISING WALLS — 0
CORRIDOR WALLS — 0

Exhibit I-A

4TH FLOOR

NORTH
NOT TO SCALE

CORPORATE REALTY

[illegible]

NOTES

TENANTS

SUITE 400
[illegible] / RENTABLE [illegible] S.F.
USEABLE [illegible] S.F.

SUITE 401
[illegible], INC. RENTABLE [illegible] S.F.
USEABLE [illegible] S.F.

TOTAL RENTABLE 13,130 S.F.
USEABLE 11,025 S.F.

[illegible] ARCHITECTS

4TH FLOOR

AREA CALCULATIONS

hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.  Notwithstanding anything herein to the contrary, nothing herein to the contrary, nothing herein shall limit the right of Landlord to bring proceedings against Guarantor in the courts of any other jurisdiction.

To the extent permitted by law, Guarantor expressly waives and relinquishes any and all rights and remedies of surety, including but not limited to, any statutory rights related thereto.  This Guaranty supercedes and replaces all previous guarantees by the Guarantor for the Lease, more specifically the Guaranty signed and dated May 27, 2004.

SIGNED, SEALED AND DELIVERED as of the day of , 2004.
“GUARANTOR”

By:	/s/ Donald F. Jones

Date:	6-28-04

By:

Date:

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EXHIBIT “F”

Attached to and made part of

Lease Agreement dated: May 21, 2004

Landlord:               3445 North Causeway Limited Liability Company.

Tenant:                  YP Web Partners, LLC

IN SOLIDO OBLIGATION AND GUARANTY OF LEASE

           , 2004

FOR TEN AND NO/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by Donald F. Jones (“Guarantor”), and in connection with that certain Lease Agreement and the First Amendment of Lease (the “Lease”) in that certain building known as “3445 N. Causeway Boulevard Office Building”, by and between 3445 North Causeway Limited Liability Company (as “Landlord”) and YP Web Partners, LLC (as “Tenant”), the undersigned guarantor (“Guarantor”) hereby duly executes and delivers this In Solido Obligation and Guaranty of Lease (the “Guaranty”), makes itself liable in solido with Tenant and covenants and agrees to guaranty, for and on behalf of Landlord and Landlord’s transfers, successors and assigns, the full and complete performance and payment (as applicable) of all of the obligations, liabilities and duties of any nature and kind of Tenant under the Lease (collectively the “Liabilities”).

Guarantor represents and acknowledges that the making of the Lease will be of direct interest, benefit and advantage to Guarantor, and that, without the execution and delivery of this Guaranty, Landlord would not have agreed to enter into said Lease.

The obligations of Guarantor hereunder are independent of the obligations of Tenant, and separate actions for payment, damages or performance may be brought and prosecuted against Guarantor whether or not an action is brought against Tenant or the security for Tenant’s obligations, and whether or not Tenant is joined in any such actions, and whether or not notice is given or demand is made upon Tenant.  This Guaranty expires at midnight on May 31, 2005.

Landlord may, from time to time, with~~out~~ ten (10) days notice to Guarantor, and without affecting, diminishing or releasing the liability of Guarantor (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of the Liabilities, (c) ~~extend or renew for any period (whether or not longer than the original period), alter or exchange any of the Liabilities,~~ (d) release or compromise any liability of any of the parties primarily or secondarily liable on any of the Liabilities, (e) release its security interest, if any, in all or any property securing any of the Liabilities or any obligation hereunder and permit any substitution or exchange for any such property, (f) resort to Guarantor for payment of any of the Liabilities, or any portion thereof, whether or not Landlord shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any party primarily or secondarily liable on any of the Liabilities, and (g) alter, extend, change, modify, release or cancel any covenant, agreement or provision continued in the Lease.  Any amount received by Landlord from whatever source and applied by it toward the payment of the Liabilities shall be applied in such order of application as Landlord may from time to time elect.

Guarantor waives, except as specifically provided for in the preceding paragraph: (a) notice of the acceptance of this Guaranty, (b) notice of the existence or creation of the Lease or all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notice of whatever, and (d) all diligence on the part of Landlord in collection or protection of, or realization upon, any security for any of the Liabilities or in enforcing any remedy available to it under the Lease.  In no event shall the Guarantor be responsible for any portion of the subject lease subsequent to the midnight May 31, 2005 expiration of this guaranty whether or not in conflict with the language contained within, provided that all obligations under the lease are current as of May 31, 2005.

The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited is hereby authorized, without notice to Guarantor and shall in no way affect or impair this Guaranty.

Landlord may, without notice of any kind, sell, assign or transfer all or any of the Liabilities, and in such event each and every successive assignee, transferee, or holder of all or any of the Liabilities, shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.  Landlord shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of Landlord, as to so much of the Liabilities as it has not sold, assigned, or transferred.

No delay or failure on the part of Landlord in the exercise of any right or remedy shall operate as a waiver thereof and no single or partial exercise by Landlord of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy contained herein.  No action of Landlord permitted hereunder shall in any way impair or affect this Guaranty, No right or power of Tenant or anyone else to assert any claim or defense as to the invalidity or unenforceability of the Lease or of the Liabilities shall impair or affect the obligations of Guarantor hereunder.  Until all of the Liabilities shall have been paid to Landlord in full.  Guarantor shall have no right to subrogation, and until such time Guarantor waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, and waives any benefit of any right to participate in any security now or hereafter held by Landlord.

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Until each and every one of the covenants and agreements of this Guaranty are fully performed, Guarantor’s obligations shall not be released, in whole or in part, by any action or thing which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Landlord, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Guarantor or by reason of any further dealings between Tenant, Landlord or any other guarantor.  Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers or any of them; it being the purpose and intent of the parties hereto that the covenants, agreements and all obligations hereunder are absolute, unconditional and irrevocable.

Any notice, demand or request by Landlord, its successors or assigns, to Guarantor shall be in writing, and shall be deemed to have been duly given or made if either delivered personally to Guarantor or mailed by certified or registered mail, addressed to Guarantor at the following address: Donald F. Jones, YP Web Partners, LLC, 3445 North Causeway Boulevard, Suite 401, Metairie, Louisiana 70002 and to Landlord at the following address: Corporate Realty, 3445 N. Causeway Boulevard, Suite 637, Metairie, Louisiana, 70002 Attention: Property Manager

Landlord shall be entitled to assign this Guaranty and all of its rights, privileges, interests, and remedies hereunder to any other person, firm, entity, bank or corporation whatsoever without notice to or consent by Guarantor, and such assignee shall be entitled to the benefits of this Guaranty and to exercise all such rights, interests and remedies as fully as Landlord.  This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall bind Guarantor jointly and severally, together with its heirs, representatives, successors and assigns. If more than one party shall execute this Guaranty, the term “Guarantor” shall mean all parties executing this Guaranty, and all such parties shall be jointly and severally obligated hereunder.

This Guaranty shall be construed in accordance with the laws of the state in which the Premises are located, and such laws shall govern the interpretation, construction and enforcement hereof.  Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Guarantor hereby (a) submits to the nonexclusive jurisdiction of the United States District Court for the District in which the Premises are located and of any state court sitting in the District for the purposes of all legal proceedings arising out of or relating to this Guaranty; and (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or

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hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.  Notwithstanding anything herein to the contrary, nothing herein to the contrary, nothing herein shall limit the right of Landlord to bring proceedings against Guarantor in the courts of any other jurisdiction.

To the extent permitted by law, Guarantor expressly waives and relinquishes any and all rights and remedies of surety, including but not limited to, any statutory rights related thereto.  This Guaranty supercedes and replaces all previous guarantees by the Guarantor for the Lease, more specifically the Guaranty signed and dated May 27, 2004.

SIGNED, SEALED AND DELIVERED as of the day of , 2004.
“GUARANTOR”

By:	/s/ Donald F. Jones

Date:	6-28-04

By:

Date:

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